Exhibit B Financial Projections Introduction1 The following income and cash flow statements for the annual periods from January 1, 2020 through December 31, 2024 (the “Projection Period”) and the balance sheet as of the end of the year for each of the years 2020 through 2024 for the Debtors (“Consolidated Financial Projections”) are based on forecasts of operating results during the five-year period ending December 31, 2024. Included below is a summary of key assumptions to the Consolidated Financial Projections (in each case, the “Assumptions”). The Consolidated Financial Projections and the Assumptions should be read in conjunction with the Plan and the Disclosure Statement. The Debtors, with the assistance of their advisors, have prepared these Consolidated Financial Projections to assist the Bankruptcy Court in determining whether the Plan meets the feasibility test of section 1129(a)(11) of the Bankruptcy Code. Other than limited information related to rate base and capital expenditures, the Debtors generally do not publish their projections or their anticipated financial position or results of operations. Accordingly, the Debtors do not anticipate that they will, and disclaim any obligation to, furnish updated projections to holders of Claims or Interests, or to include such information in documents required to be filed with the U.S. Securities and Exchange Commission (the “SEC”) or otherwise make public such information. The Consolidated Financial Projections have been prepared by the management of the Debtors, in consultation with the Debtors’ financial and restructuring advisors, Lazard Freres & Co. LLC and AP Services, LLC. The Consolidated Financial Projections were not prepared to comply with the guidelines for prospective financial statements published by the American Institute of Certified Public Accountants or the rules and regulations of the SEC, and by their nature are not financial statements prepared in accordance with accounting principles generally accepted in the United States of America. The Debtors independent accountants have neither examined nor compiled the accompanying Consolidated Financial Projections and accordingly do not express an opinion or any other form of assurance with respect to the Consolidated Financial Projections, assume no responsibility for the Consolidated Financial Projections and disclaim any association with the Consolidated Financial Projections. The Consolidated Financial Projections do not reflect the impact of fresh start reporting in accordance with American Institute of Certified Public Accountants statement of position 90-7, financial reporting by entities in reorganization under the Bankruptcy Code. The Debtors do not expect to be subject to fresh start reporting at or following the Effective Date. The Consolidated Financial Projections contain forward-looking statements that are not historical facts, including statements about the beliefs, expectations, estimates, future plans and strategies of the Debtors, as well as forecasts based on our Plan which reflects settlements reached with various parties, regarding settlement of liabilities in connection with the 2018 Camp fire, 2017 Northern California wildfires and the 2015 Butte fire, the confirmation of the Plan on the Effective Date, the continuing availability of sufficient borrowing capacity or other financing to fund operations, the Utility’s participation in the statewide wildfire fund created by AB 1054, the Debtors’ anticipated sources and uses upon emergence from Chapter 11, the outcome of regulatory 1 Capitalized terms used but not otherwise defined herein have the meanings given to such terms in the Disclosure Statement to which this Appendix is attached. 1 cases and the effect on earnings of such cases, projections of wildfire-related expenditures, anticipated regulatory and legislative policy, anticipated capital expenditures of the Debtors, anticipated costs of operations of the Debtors, dividend payments (both Utility preferred stock and PG&E Corporation common stock) and the various assumptions described in detail below. These statements are based on current expectations and assumptions, which management believes are reasonable, and on information currently available to management, but are necessarily subject to various risks and uncertainties. In addition to the risk that these assumptions prove to be inaccurate, factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include factors disclosed in PG&E Corporation’s and the Utility’s annual report on Form 10-K for the year ended December 31, 2019 and other reports filed with the SEC, which are available on PG&E Corporation’s website at www.pgecorp.com and on the SEC website at www.sec.gov. Additional factors include, but are not limited to, those associated with the Chapter 11 cases of PG&E Corporation and the Utility that commenced on January 29, 2019. PG&E Corporation and the Utility undertake no obligation to publicly update or revise any forward-looking statements, whether due to new information, future events or otherwise, except to the extent required by law. The Consolidated Financial Projections, while presented with numerical specificity, are necessarily based on a variety of estimates and assumptions which, though considered reasonable by the Debtors, may not be realized and are inherently subject to significant business, economic, competitive, industry, regulatory, market and financial uncertainties and contingencies, many of which are beyond the control of the Debtors. The Debtors caution that no representations can be made or are made as to the accuracy of the Consolidated Financial Projections or to the Debtors’ ability to achieve the projected results. Some assumptions inevitably will be incorrect. Moreover, events and circumstances occurring subsequent to the date on which these Consolidated Financial Projections were prepared may be different from those assumed, or, alternatively, may have been unanticipated, and thus the occurrence of these events may affect financial results in a materially adverse or materially beneficial manner. The Debtors do not intend and do not undertake any obligation to update or otherwise revise the Consolidated Financial Projections to reflect events or circumstances existing or arising after the date of these Consolidated Financial Projections. Therefore, the Consolidated Financial Projections may not be relied upon as a guarantee or other assurance of the actual results that will occur. In deciding whether to vote to accept or reject the Plan, holders of Claims and Interests must make their own determinations as to the reasonableness of such assumptions and the reliability of the Consolidated Financial Projections. These Consolidated Financial Projections were developed for purposes of the formulation and negotiation of the Plan and to enable the holders of Claims and Interests entitled to vote under the Plan to make an informed judgment about the Plan and should not be used or relied upon for any other purpose, including the purchase or sale of securities of, or Claims or Interests in, the Debtors or any of their affiliates. Use of Non-GAAP Financial Measures The Consolidated Financial Projections contains financial information based on “non-GAAP core earnings” in order to provide a measure that allows investors to compare the underlying financial performance of the business from one period to another, exclusive of items impacting comparability. “Non-GAAP core earnings” is a non-GAAP financial measure and is calculated as income available for common shareholders less non-core items. “Non-core items” includes items that management does not consider representative of ongoing earnings and affect comparability of financial results between periods. The Debtors use non-GAAP core earnings to understand and compare operating results across reporting periods for various purposes including internal budgeting and forecasting, short- and long-term operating planning, and employee incentive compensation. The Debtors believe that non-GAAP core earnings provides additional insight into the 2 underlying trends of the business, allowing for a better comparison against historical results and expectations for future performance. Non-GAAP core earnings is not a substitute or alternative for GAAP measures such as consolidated income available for common shareholders and may not be comparable to similarly titled measures used by other companies. Select Assumptions for PG&E’s Financial Forecast 2020-2024 The Consolidated Financial Projections contained herein are based on, but not limited to, factors such as general business, economic, competitive, regulatory, market, financial and environmental conditions, as well as the assumptions detailed below. Many of these factors and assumptions are beyond the control of the Debtors and do not take into account the uncertainty and disruptions of business that may accompany an in- court restructuring. Accordingly, the assumptions should be reviewed in conjunction with a review of the risk factors set forth in the Disclosure Statement and in the Debtors’ public filing. General Assumptions • In light of the forms of distribution contemplated by the Plan (which include cash as well as new PG&E Corporation common stock and the new debt securities of the Utility), the Consolidated Financial Projections were developed on a consolidated basis rather than on a separate legal entity basis. The Consolidated Financial Projections were developed by management with the assistance of the Debtors’ advisors and are presented solely for purposes of the formulation and negotiation of the Plan in order to present the anticipated impact of the Plan. No representation or warranty, express or implied, is provided in relation to the fairness, accuracy, correctness, completeness, or reliability of the information, opinions, or conclusions expressed herein. • The Consolidated Financial Projections assume that the Plan will be consummated in accordance with its terms and that all transactions contemplated by the Plan will be consummated on June 30, 2020. • The Consolidated Financial Projections also assume that: (1) there will be no material change in legislation or regulations, or the administration thereof, that would have an unexpected effect on the operations of the Debtors; and (2) there will be no change in generally accepted accounting principles in the United States that would have a material effect on the reported financial results of the Debtors. Assumptions Underlying Revenue Projections and Cost Recovery Base Revenue The Consolidated Financial Projections assume: • Base revenues for electric distribution, natural gas distribution and electric generation operations are consistent with the Utility’s proposed settlement agreement (the “2020 GRC Settlement”) filed on December 20, 2019 with the California Public Utility Commission (“CPUC”) in its 2020 General Rate Case (“GRC”) for 2020-2022. Spending for wildfire-related programs included in the 2020 GRC Settlement associated with system hardening, vegetation management, public safety power shutoffs and excess liability insurance, is anticipated to be well above amounts specified, and this incremental spending is recoverable through balancing accounts up to a two-year lag. Base revenue for the years 2023 and 2024 assumes an increase in authorized annual revenue requirement sufficient to cover the forecasted GRC costs and authorized rate of return. • Formula rates for the recovery of costs for electric transmission facilities are determined by the Transmission Owner (“TO”) rate cases with the Federal Energy Regulatory Commission (“FERC”). Under the formula rate mechanism, transmission revenues are updated to the actual cost of service 3 annually. All transmission wildfire-related costs are assumed to be fully recoverable consistent with the formula rate mechanism. • Base revenues for the Utility’s natural gas transmission and storage services are consistent with the final decision issued in the Utility’s 2019 gas transmission and storage (“GT&S”) case, as approved by the CPUC on September 12, 2019 for 2019-2022. Base revenue for the years 2023 and 2024 assumes an increase in the authorized GT&S annual revenue requirement sufficient to cover forecasted expenses, except for amounts not recoverable. Aggregate GT&S capital expenditures of $576 million over the years 2011 through 2014 that are currently subject to audit by the CPUC are assumed to be approved by the CPUC and restored to the Utility’s rate base in 2020. • Base operating and maintenance expenses excluding wildfire-related costs are forecast to be generally in line with the Utility’s settlements and final decisions in its rate cases, including those described above. Incremental Wildfire-Related and Other Costs The Consolidated Financial Projections assume full recovery of wildfire-related costs currently deferred as regulatory assets on the balance sheet and additional future spending beyond the programs included in the 2020 GRC Settlement: • Full recovery over the Projection Period of approximately $2.5 billion of costs related to restoration, prevention, and insurance that are on the Utility’s balance sheet as deferred costs as of December 31, 2019. Interim rate relief and accelerated will be granted by the CPUC allowing approximately $1.4 billion of these costs to be recovered in 2020 and 2021 on an accelerated basis. • Consistent with the Utility’s settlement agreement in the Order Instituting Investigation into the 2017 Northern California Wildfires and the 2018 Camp Fire (the “Wildfires OII”) submitted to the CPUC on December 17, 2019, the Utility will receive no recovery of costs totaling approximately $1.675 billion contemplated by the Wildfires OII settlement relating to certain wildfire-related costs and shareholder- funded system enhancement initiatives. • For wildfire-related programs, including wildfire-related inspections and maintenance costs, that are in addition to programs requested in the 2020 GRC Settlement, recovery of costs will be allowed by the CPUC through memorandum accounts and collected on a three-year lag. • Recovery of incremental capital expenditures in 2020 and 2021 related to implementing microgrid- enabling distributed generation, consistent with its proposal for cost recovery authorization submitted to the CPUC in connection with the CPUC’s Order Instituting Rulemaking regarding microgrids. • Pursuant to the requirements of Assembly Bill (“AB”) 1054, approximately $3.2 billion of fire risk mitigation capital expenditures will be excluded from the Utility’s equity rate base and will therefore not earn a return on equity. Such expenditures are assumed to be substantially incurred over the period from August 2019 through December 31, 2022 and are assumed to be funded with debt until securitization bond proceeds are received. Assumptions Underlying Regulatory and Policy Projections The Consolidated Financial Projections assume: • The Utility’s authorized Return on Equity will be 10.25% (as authorized through 2023 by the CPUC in its final decision issued December 19, 2019) throughout the Projection Period. The Consolidated Financial Projections also reflect a capital structure that is consistent with the terms of the Restructuring Support Agreement (the “Noteholder RSA”) dated January 22, 2020, resulting in a 4 weighted-average cost of debt of approximately 4.3%2 upon PG&E Corporation’s and the Utility’s emergence from Chapter 11. • Consistent with the terms of AB 1054, an initial contribution by the Utility to the Go-Forward Wildfire Fund established thereunder of $4.8 billion upon emergence, to be amortized over ten years and ongoing contributions by the Utility to the Go-Forward Wildfire Fund of $193 million per year over the Projection Period. • The payment of various penalties by the Utility, including general fund payments, shareholder-paid initiatives, and agreements not to seek rate recovery for specified expenses pursuant to the following Orders Instituting Investigation (“OIIs”): • Locate & Mark OII: In February 2020, the presiding officer in this OII issued a decision modifying the settlement agreement between the Utility and the CPUC submitted on October 3, 2019. Consistent with the terms of the settlement agreement, as modified, the Consolidated Financial Projections assume payments and unrecovered expenses by the Utility in the amount of $110 million during 2020-2022. • Phase II Ex-Parte OII: On December 5th, 2019, the CPUC approved a settlement agreement between certain public entities and the Utility pursuant to which the Utility agreed to pay an incremental penalty of $10 million. The Consolidated Financial Projections assume that this penalty is paid in 2020. • Wildfires OII: As described above, on December 17, 2019, the Utility submitted a settlement agreement to the CPUC in connection with the Wildfires OII in which it agreed not to seek cost recovery for $1.675 billion of wildfire-related expenditures. The Consolidated Financial Projections assume that these costs will not be recovered. Financing Considerations • The financing assumptions underlying the Consolidated Financial Projections are consistent with the Utility’s testimony filed with the CPUC on January 31, 2020 in connection with the CPUC’s Plan of Reorganization OII. The Consolidated Financial Projections assume total sources of funding and corresponding uses of approximately $59 billion ($57.65 billion upon emergence), as summarized in the following tables: Expected Sources (in millions) Equity issuance for cash $9,000 Equity issued into Fire Victim Trust (as defined below) 6,750 New PG&E Corporation Debt 4,750 Reinstated Utility Debt 9,575 New Utility Notes 23,775 Insurance Proceeds 2,200 Cash immediately prior to Emergence 1,600 Deferred Wildfire Claims Settlement 1,350 Total Sources $59,000 2 Inclusive of amortization of fees. 5

Expected Uses (in millions) Payment to holders of wildfire-related claims $24,150 2017/2018 Wildfire Claims Settlement (Deferred Payment) 1,350 Contributions to Go-Forward Wildfire Fund pursuant to AB 1054 5,000 Repayment of Debtor-In-Possession Financing 2,000 Pre-petition Debt to be repaid or reinstated 22,180 Trade Claims and Other Costs 2,300 Accrued Interest 1,270 Cash immediately following Emergence 750 Total Uses $59,000 • The Consolidated Financial Projections assume, in connection with PG&E Corporation and the Utility’s exit financing, that the CPUC will authorize the exclusion of $6 billion of temporary New Utility Notes from the Utility’s capital structure. The Consolidated Financial Projections further assume that the CPUC will authorize the securitization of $7 billion of wildfire-related claims costs by March 31, 2021 that will be rate-neutral on a net present value basis to customers, the proceeds of which will be used to retire the $6 billion of temporary New Utility Notes and to make payments as part of the $1.35 billion deferred settlement to the trust to be established under the Plan for the benefit of holders of wildfire-related claims (“Fire Victim Trust”). The authorization to securitize $7 billion of wildfire claims on an NPV neutral basis results in a $2.1 billion charge at inception as a result of an undiscounted regulatory liability associated with revenue credits funded by the NOL monetization. Securitization revenues, revenue credits, and interest expense on the $7 billion of securitized debt are fully offset by net amortization of the securitization regulatory asset and undiscounted regulatory liability. • The securitization proposal reflected in the forecast includes revenue credits of $1.15 billion in 2021 and $397 million in 2022 that are not funded by NOL monetization. The timing and amounts of customer credits are still to be determined and are subject to material change and regulatory approval. • The Consolidated Financial Projections assume that the Debtors will face no incremental wildfire liabilities related to pre-petition wildfires beyond the $25.5 billion of wildfire-related claims that the Debtors have committed as of the date hereof to pay under the Plan pursuant to various settlement agreements with the holders of wildfire-related claims. The Consolidated Financial Projections further assume the Debtors will not face any liabilities related to postpetition wildfires that are not covered by insurance. • Common dividends are assumed to be restored once Utility equity ratio achieves 52% on a regulatory basis and are moderated to allow Holding Company debt reduction throughout the forecast period. This assumption does not reflect a commitment on the Board or management's part to a specific future dividend policy. • The Consolidated Financial Projections assume that additional equity is raised in 2021. This financing need may either be met through equity issuance or maintaining Holding Company debt levels. 6

PG&E Corporation Consolidated

CONDENSED CONSOLIDATED PROJECTED INCOME STATEMENTS

($ millions)

	2020	2021	2022	2023	2024
INCOME STATEMENT					
Net Operating Revenues	15,512	15,408	16,866	18,256	19,028
Memo: Total Cost of Energy	*3,400*	*3,716*	*3,684*	*3,450*	*3,490*
Operating Expenses					
Operating and maintenance	(8,807)	(8,869)	(8,700)	(8,921)	(8,972)
Depreciation, amort. & decommissioning	(3,444)	(3,693)	(3,916)	(4,229)	(4,510)
Net securitization regulatory deferral		(1,083)	265	(137)	(142)
Total Operating Expenses	(12,251)	(13,645)	(12,351)	(13,287)	(13,624)
Operating Income	3,261	1,763	4,515	4,970	5,405
Total Interest Expense	(1,296)	(1,757)	(1,839)	(1,914)	(1,965)
State Wildfire Insurance Fund Contribution and Prepayment Amortization	(672)	(672)	(672)	(672)	(672)
Other Income/(Expense), net	(1,057)	(166)	(166)	(180)	(193)
Income Before Income Taxes	236	(832)	1,838	2,203	2,575
Income tax provision	232	792	23	(73)	(188)
Preferred dividend requirement	(14)	(14)	(14)	(14)	(14)
TOTAL EARNINGS AVAIL FOR COMMON STOCK	**454**	**(54)**	**1,847**	**2,116**	**2,373**
Non-GAAP Core Earnings Adjustments					
Bankruptcy and Legal Costs	1,065	28			
Investigation Remedies and Delayed Cost Recovery	110	42	48		
GT&S Capital Audit	(191)				
Amortization of Wildfire Insurance Fund Contribution	484	484	484	484	484
Net Securitization Inception Charge		1,539			
NON-GAAP CORE EARNINGS	**1,922**	**2,039**	**2,379**	**2,600**	**2,857**

Forecasted 2021 Normalized Estimated Net Income ("NENI"), as defined in the Backstop Commitment Letter filed with the SEC on December 26, 2019, excludes the following items that are otherwise included in the presentation of forecasted 2021 Core Earnings: approximately $55 million related to unrecoverable Gas Transmission and Storage costs, approximately $45 million related to delayed capital recovery and approximately $20 million of earnings below authorized amounts. In addition to the adjustments referenced above, NENI includes the post-tax annual contribution to the Go-Forward Wildfire Fund, which is excluded from Core Earnings.

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PG&E Corporation Consolidated
CONDENSED CONSOLIDATED PROJECTED BALANCE SHEETS
($ millions)

	2020	2021	2022	2023	2024
ASSETS					
Current Assets					
Cash and Cash Equivalents	757	989	649	574	544
Accounts Receivable	2,788	2,721	2,937	3,166	3,283
Regulatory Balancing Accounts, net of Liabiltiies (1)	747	1,619	1,677	1,040	743
Prepaid Expenses, Inventories and Collateral	1,742	1,836	1,920	1,993	2,057
Total Current Assets	6,035	7,165	7,182	6,773	6,628
Net Property, Plant and Equipment	66,340	71,347	75,809	80,991	85,277
Other Noncurrent Assets					
Nuclear Decommissioning Assets	3,291	3,409	3,527	3,645	3,763
Wildfire Fund Contribution	4,320	3,840	3,360	2,880	2,400
Regulatory Assets and Other	8,004	7,751	7,543	7,572	7,768
Total Other Noncurrent Assets	15,615	15,000	14,430	14,097	13,930
TOTAL ASSETS	**87,990**	**93,511**	**97,421**	**101,861**	**105,835**
LIABILITIES AND SHAREHOLDERS' EQUITY					
Current Liabilities					
Accounts Payable	2,152	2,140	2,063	2,005	1,986
Short Term Borrowing	1,720	2,000	2,000	2,000	2,000
Other Current Liabilities	1,648	1,853	1,631	1,421	1,350
Accrued Wildfire Liability (Gross)	1,350	0	0	0	0
Total Current Liabilities	6,870	5,992	5,694	5,426	5,336
Noncurrent Liabilities					
Deferred Income Taxes	(320)	(1,112)	(1,147)	(1,082)	(906)
Long-term debt	37,843	34,581	35,855	36,829	36,950
Memo: HoldCo Portion of Long Term Debt	*4,750*	*3,500*	*3,100*	*2,900*	*2,250*
Securitized bonds	0	7,676	8,287	8,864	9,403
Regulatory Liabilities	9,716	11,250	11,527	12,436	13,426
Asset Retirement Obligations	6,002	6,161	6,320	6,320	6,320
Other	6,099	6,086	6,328	6,673	7,005
Total Noncurrent Liabilities	59,340	64,643	67,172	70,039	72,199
Shareholders' Equity					
Total Shareholders' Equity	21,528	22,623	24,304	26,143	28,049
Noncontrolling Interest - Preferred Stock of Subsidiary	252	252	252	252	252
Total Shareholders' Equity	21,780	22,875	24,556	26,395	28,301
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	**87,990**	**93,511**	**97,421**	**101,861**	**105,835**

(1)Includes accounts classified as noncurrent in GAAP financial statements

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PG&E Corporation Consolidated

CONDENSED CONSOLIDATED PROJECTED STATEMENTS OF CASH FLOWS

($ millions)

	2020	2021	2022	2023	2024
CASH FLOW STATEMENT					
Cash Flows From Operations:					
Net Income	468	(40)	1,861	2,130	2,387
Depreciation and Amortization	3,439	3,683	3,907	4,219	4,500
Net Amortization of Securitization Regulatory Assets and Liabilities		(1,054)	(265)	137	142
Wildfire Insurance Fund Amortization	480	480	480	480	480
Wildfire Insurance Fund Contribution	(4,800)				
Change in Deferred Taxes	(232)	(792)	(35)	64	176
Changes in Operating Assets and Liabilities	52	192	(374)	(340)	(208)
Change in Balancing Accounts and Regulatory Assets	(221)	1,452	125	815	479
Other Noncurrent Assets and Liabilities	910	42	39	55	25
Change in Other Working Capital	155	50	68	(71)	(57)
Payment of Liabilities Subject to Compromise, net of Insurance Proceeds	(25,547)	(1,350)			
Net Cash from Operations	(25,295)	2,663	5,805	7,489	7,925
Investing Activities:					
Capital Expenditures	(8,086)	(8,140)	(7,730)	(8,702)	(8,015)
Net Change in Nuclear Decommissioning Funds	(118)	(118)	(118)	(118)	(118)
Proceeds from Asset Sales	1,322	0	0	0	0
Net Cash Used In Investing	(6,882)	(8,258)	(7,848)	(8,820)	(8,133)
Financing Activities:					
Holding Company Financing	19,850	(100)	(400)	(200)	(650)
Short and Long Term Utility Debt Issued (Matured/Repurchased)	11,552	(1,735)	1,670	1,171	769
Securitization Bonds Issued	0	7,676	611	576	540
Preferred Dividends Disbursed	(42)	(14)	(14)	(14)	(14)
Common dividends	0	0	(166)	(277)	(467)
Net Cash Provided by Financing	31,360	5,827	1,701	1,257	178
NET CHANGE IN CASH	**(817)**	**232**	**(341)**	**(75)**	**(30)**

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